UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2011
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware          001-32594              22-3755714
(State or other jurisdiction of      (Commission (I.R.S. Employer
of incorporation or organization) File No) Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On October 27, 2011, Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the third quarter ended September 30, 2011. The information contained in this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 27, 2011, the Company conducted a previously-scheduled conference call to discuss its results of operations for the third quarter ended September 30, 2011 and to answer any questions raised by the call's audience.

Item 8.01 Other Events
Stock Repurchase
 On October 21, 2011, the board of directors of the Company voted to authorize the Company to repurchase up to $50 million worth of its common stock.  Repurchases of securities under this program will be made through the open market, or in privately negotiated transactions, from time to time in accordance with applicable laws and regulations.  The Company intends to fund any repurchases with cash flow from operations, existing cash on the balance sheet, and other sources including the proceeds of options exercises. The manner, timing and amount of repurchases, if any, will be determined by the Company's management and will depend on a variety of factors, including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements.  The repurchase program may be modified or discontinued at any time.
The press release announcing the stock repurchase is furnished as Exhibit 99.1 to this report.

Cash Dividend

On October 21, 2011, the board of directors of the Company declared a quarterly cash dividend of $0.04 per share of the Company's common stock, which will be payable on December 15, 2011 to stockholders of record as of November 24, 2011.

The press release announcing the cash dividend is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated October 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Maria Rueda
Maria Rueda
Chief Financial Officer